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                                                                    EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated December 7, 1994, included in this Form 10-K into the Company's previously filed Registration Statement File No.2-96027, File No.2-70438, File No.2-75588, File No.2-81024, File No.2-96028, File No.2-98182, File
No.33-3343, File No.33-5375, File No.33-16750, File No.33-27223, File No.33-
31178, File No.33-31645, File No.2-58406, File No.2-73543, File No.2-96029,
File No.33-5374, File No.33-5373, File No.33-19723, File No.33-22643, File
No.33-22644, File No.33-28943, File No.33-28944, File No.33-38211, File No.33-
52951 and File No.33-53271.




Indianapolis, Indiana                                ARTHUR ANDERSEN LLP
December 7, 1994